EXHIBIT 99.38 SERVICING AGREEMENT EIGHTH AMENDMENT

         This EIGHTH AMENDMENT TO SERVICING AGREEMENT (this "Amendment") is made and entered into as of the 1ST day of August 2000, by and between RELIANCE ACCEPTANCE GROUP, INC., a Delaware corporation ("RAG") and AUTOFUND SERVICING, INC., a Texas corporation ("AFSI"). Capitalized terms not otherwise defined herein have the meaning set forth in the Servicing Agreement (as defined below).

RECITALS
         RAG has heretofore entered into a Servicing Agreement dated as of January 27,1999 (as the same may be further amended, modified or restated from time to time, the "Servicing Agreement"), with AFSI.

         RAG and AFSI desire to amend the original Servicing Agreement and all subsequent amendments to reflect changes in the Servicing Fee.

AGREEMENTS
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Schedule 8 attached to the Servicing Agreement is hereby amended to read in its entirety as set forth in Schedule 8 attached hereto.

         This Amendment shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws (except for the conflict of law principles) of the State of Texas and the laws of the United States of America.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         Except as modified hereby, all of the provisions of the Servicing Agreement are hereby ratified and confirmed and shall continue in full force and effect. This Amendment shall be binding upon, and shall inure to the benefit of, RAG and AFSI and each of their respective successors and permitted assigns.

         To induce RAG to enter into this Amendment, AFSI confirms that the representations and warranties of AFSI contained in the Servicing Agreement are true and correct on the date hereof.

                         (Signatures on following page)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.



                                          AUTOFUND SERVICING, INC.,
                                          A Texas  corporation

                                          By:___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                                                        "AFSI"

                        RELIANCE ACCEPTANCE GROUP, INC.,
                             A Delaware corporation


                                          By: __________________________________
                                                   James T. Moran, President

                                                                        "RAG"


SCHEDULE 8


Effective 8/1/00 a review of the current Servicing Fee Agreement (See Fourth Amendment) took place, and the decision by RAG is to keep the fee structure as defined in the Fourth Amendment as is, until further notice. (See attached copy of Schedule 4 to the Fourth Amendment)















                                                                            E-47